Exhibit 23.2

Consent of Ernst & Young Ltd, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 24, 2010, with respect to the consolidated financial statements of Nitec Pharma AG included in Amendment No. 7 to the Registration Statement (Form S-1) and related Prospectus of Horizon Pharma, Inc. expected to be filed with the Securities and Exchange Commission on or about July 11, 2011.

Ernst & Young Ltd

/s/ Jürg Zürcher	/s/ Jörg Schmidt
Jürg Zürcher	Jörg Schmidt
Partner	Senior Manager

Basel, Switzerland

July 11, 2011